Exhibit 3.21

ARTICLES OF INCORPORATION

OF

DTM BRIDGETON, INC.

ARTICLE I

The name of the corporation is DTM BRIDGETON, INC.

ARTICLE II

The purpose for which the corporation is organized is the transaction of any or all lawful business for which corporations may be incorporated under the laws of the State of Arizona, as they may be amended from time to time.

ARTICLE III

The corporation initially will engage in the business of managing hotels and in other businesses, services and activities related thereto, as principal or agent, in partnership, joint venture or other association, or otherwise. The corporation’s period of duration is perpetual.

ARTICLE IV

The corporation shall have authority to issue one class of voting common stock consisting of one hundred thousand shares with a par value of one dollar per share.

ARTICLE V

The bylaws shall fix the number of persons to serve on the board of directors. The names and addresses of the persons who shall serve as the original board of directors of the corporation are as follows: G. Peter Bidstrup, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008; James N Schmidt, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008; and Paul Blanchard, 410 North 44th Street, Suite 700, Phoenix, Arizona 85008.

ARTICLE VI

Keith W. Ragan, of 1900 Citibank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012, is appointed as the initial statutory agent of the corporation.

ARTICLE VII

The names and addresses of the incorporators are as follows: Keith W. Ragan, 1900 Citibank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012; and James A. Burns, 1900 Citibank Tower, 3300 North Central Avenue, Phoenix, Arizona 85012. All powers, duties and responsibilities of the incorporators shall cease upon delivery of these Articles of Incorporation to the Arizona Corporation Commission for filing.

DATED this 20th day of January, 1989.

/s/ Keith W. Ragan
Keith W. Ragan

/s/ James A. Burns
James A. Burns

I, Keith W. Ragan, having been designated to act as statutory agent of DTM Bridgeton, Inc., do hereby consent to serve in such capacity until removal or resignation is submitted in accordance with the Arizona Revised Statutes.

/s/ Keith W. Ragan
Keith W. Ragan

ARTICLES OF AMENDMENT TO

ARTICLES OF INCORPORATION OF

DTM BRIDGETON, INC.

AND

CHANGE OF NAME TO

DTCM PORTLAND, INC.

Pursuant to the provisions of Arizona Revised Statutes Section 10-061, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation, prior to the filing of these Articles of Amendment has been DTM Bridgeton, Inc. Upon the filing of these Articles of Amendment the name of the corporation shall be DTCM Portland, Inc.

SECOND: The amendments to the Articles of Incorporation set forth below were adopted by the board of directors and shareholders of the corporation effective as of February 14, 1991, in the manner prescribed by the Arizona Revised Statutes.

THIRD: The Articles of Incorporation are amended as follows:

(a) The title of the Articles of Incorporation of the corporation is amended to read as follows:

“ARTICLES OF INCORPORATION OF DTCM PORTLAND, INC.”

(b) Article I of the Articles of Incorporation is amended to read as follows:

“The name of the corporation shall be DTCM Portland, Inc.”

FOURTH: The number of shares of common stock of the corporation outstanding at the time of adoption of the Articles of Amendment and entitled to vote thereon was 1,000. No preferred shares were issued and outstanding. All outstanding shares of stock entitled to vote on the amendments were voted in favor thereof.

DATED effective as of the 14th day of February, 1991.

DTM BRIDGETON, INC.

By:	/s/ James E. Grier
James E. Grier President

By:	/s/ Ronald C. Brown
Ronald C. Brown
Vice President and Secretary

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing Articles of Amendment to Articles of Incorporation were acknowledged before me this 14th day of February, 1991, by James E. Grier, President of DTM Bridgeton, Inc., on behalf of the corporation.

/s/ Kathryn A. Wong
Notary Public

My Commission Expires:

November 19, 1994

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing Articles of Amendment to Articles of Incorporation were acknowledged before me this 14th day of February, 1991, by Ronald C. Brown, Vice President and Secretary of DTM Bridgeton, Inc., on behalf of the corporation.

/s/ Kathryn A. Wong
Notary Public

My Commission Expires:

November 19, 1994

2

ARTICLES OF AMENDMENT

TO

ARTICLES OF INCORPORATION

OF

DTCM PORTLAND, INC.

Pursuant to the provisions of Arizona Revised Statutes Section 10-1006, the undersigned DTCM Portland, Inc. hereby adopts the following Articles of Amendment to its Articles of Incorporation:

1. The name of the corporation prior to the filing of these Articles of Amendment has been DTCM Portland, Inc. Upon the filing of these Articles of Amendment, the name of the corporation shall be DTM Maryland, Inc.

2. The amendments to the Articles of Incorporation set forth below were adopted by the sole shareholder and the Board of Directors of the corporation effective as of June 27, 1997, in the manner prescribed by the Arizona Revised Statutes.

3. The Articles of Incorporation are amended to read as follows.

(a) The title of the Articles of Incorporation of the corporation is amended to read as follows:

“ARTICLES OF INCORPORATION OF DTM MARYLAND, INC.”

(b) Article I of the Articles of Incorporation is amended to read as follows.

“The name of the corporation shall be DTM Maryland, Inc.”

4. All outstanding shares of the corporation are common stock. The number of shares of common stock outstanding at the time of the adoption of the Articles of Amendment and entitled to vote thereon was 1,000. All outstanding shares of stock entitled to vote on the amendments were voted in favor thereof.

DATED effective as of the 27th day of June, 1997.

DTCM PORTLAND, INC.

By:	/s/ Beverly S. Brown
Beverly S. Brown
Secretary

STATE OF ARIZONA	)
) ss.
County of Maricopa	)

The foregoing Articles of Amendment to Articles of Incorporation were acknowledged before me this 27th day of June, 1997 by Beverly S. Brown, Secretary of DTM Vail, Inc., on behalf of the corporation.

/s/ Kathryn A. Wong
Notary Public

My Commission Expires:

11-19-98

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTM MARYLAND, INC.

1.	The name of the Corporation is DTM MARYLAND, INC.

2.	The current known place of business is

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

3.	The name and address of the current statutory agent is

DAVID L. STIVERS

410 N. 44TH ST. # 700

PHOENIX, AZ 85008

☒	The known place of business is to be changed. The street address of the new known place of business is

3636 NORTH CENTRAL AVENUE

PHOENIX, AZ 85012

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue, Phoenix, AZ 85012

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                                                                                                                                                                                                                                                                           ,

and the statutory agent has given the Corporation written notice of this change.

DATED this 9 day of October, 1998.

DTM MARYLAND, INC.
(Name of Corporation)

By	/s/ Peter H. Kesser
Peter H. Kesser, V. Pres/Sec.
(Name) (Title)

(Statutory Agent)*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 9th day of Oct, 1998.

Corporation Service Company

Signed	/s/ Deborah D. Skipper
Deborah D. Skipper
(Print Name)
*(required only if a new statutory agent is appointed)

IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION.

STATEMENT OF CHANGE OF KNOWN PLACE OF BUSINESS

OR STATUTORY AGENT, OR BOTH

OF

DTM MARYLAND, INC.

Pursuant to the provisions of Section 10-502 or Section 10-1508 of the Arizona Business Corporation Act, the undersigned corporation, organized under the laws of ARIZONA, submits the following statement for the purpose of changing its known place of business or its statutory agent, or both, in the State of Arizona:

FIRST: The name of the corporation is: DTM MARYLAND, INC.

SECOND: The address of its present known place of business (as shown with the Arizona Corporation Commission, at this time):

1st Corporate address: c/o Corporate Tax Dept., 755 Crossover LN Memphis, TN 38117

2nd Corporate address (only applies to foreign corporations):

THIRD: The address to which its known place of business is to be changed

1st Corporate address (mailing address should be): c/o C T CORPORATION SYSTEM

3225 North Central Avenue, Phoenix, Maricopa County, Arizona 85012

2nd Corporate address (only applies to foreign corporations):

755 Crossover Lane, Memphis, TN 38117

FOURTH: The name and address of its present statutory agent is:

Corporation Service Company

3636 N Central Ave., Phoenix AZ 85012

FIFTH: The name and address of its successor statutory agent or the new address is:

C T CORPORATION SYSTEM, 3225 North Central Avenue, Phoenix,

Maricopa County, Arizona 85012

(ARIZ. - 278 - 1/1/96)

SIXTH: Such change was duly authorized by the corporation.

Dated AUG 23 1999

DTM MARYLAND, INC.

By	/s/ J. KENDALL HUBER
J. KENDALL HUBER
(Name)
EXECUTIVE V.P.
(Title)

C T CORPORATION SYSTEM, having been designated to act as statutory agent, hereby consents to act in that capacity until it is removed, or submits its resignation, in accordance with the Arizona Revised Statutes.

C T CORPORATION SYSTEM

By:	/s/ John J. Linnihan
John J. Linnihan
(Name)
Asst. VP
(Title)

(ARIZ. - 278)

STATEMENT OF CHANGE

OF

KNOWN PLACE OF BUSINESS OR STATUTORY AGENT

BY

DTM Maryland, Inc.

1.	The name of the Corporation is DTM Maryland, Inc.

2.	The current known place of business is

9336 Civic Center Drive

Beverly Hills, CA 90210

3.	The name and address of the current statutory agent is

CT Corporation System

3225 North Central Avenue

Phoenix, AZ 85012

☐	The known place of business is to be changed. The street address of the new known place of business is

☒	The statutory agent is to be changed. The name and address of the new statutory agent is

Corporation Service Company

3636 North Central Avenue

Phoenix, Arizona 85012

1300 West Washington, Phoenix, Arizona 85007

☐	The address of the statutory agent is to be changed. The new address of the statutory agent is

                                                                                                                                                                                                                     .

and the statutory agent has given the Corporation written notice of this change.

DATED this 6 day of September, 2000.

DTM Maryland, Inc.
[Name of Corporation]

By	/s/ Vivien S. Mitchell
Vivien S. Mitchell, Vice President
[Name] [Title]

[Statutory Agent]*
*(Statutory Agent must sign only if changing address.)

Acceptance of Appointment

By Statutory Agent*

The undersigned hereby acknowledges and accepts the appointment as statutory agent of the above-named corporation effective this 8 day of Sept, 2000.

Corporation Service Company

Signed by:	/s/ Bobbie Hall
Bobbie Hall, Asst. Vice President
[Print Name]
*(required only if a new statutory agent is being appointed)

PROFIT CORPORATIONS, PLEASE NOTE: IF THIS STATEMENT INCLUDES AN AGENT’S STATEMENT OF RESIGNATION, THEN YOU MUST ENCLOSE A FILING FEE OF $10.00 (U.S.) MADE PAYABLE TO THE ARIZONA CORPORATION COMMISSION